UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
December 1, 2010
EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12626 (Commission File Number)	62-1539359 (IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of Principal Executive Offices)	(Zip Code)
(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS
As previously reported, on October 23, 2010, Eastman Chemical Company (the “Company”) entered into a definitive agreement with DAK Americas, LLC, to sell the polyethylene terephthalate (“PET”) business, related assets at the Columbia, South Carolina site, and technology of its Performance Polymers segment (“the Transaction”). The total cash proceeds of the Transaction are expected to be $600 million before transaction fees and working capital adjustments at closing. The Transaction is expected to close during fourth quarter 2010, with the sale subject to regulatory approvals and satisfaction of other customary closing conditions. The completion of the Transaction will be reported under Item 2.01, Completion of Acquisition or Disposition of Assets, of Form 8-K and any additional pro forma financial information required will be filed under Item 9.01(b), Pro Forma Financial Information, of Form 8-K.
This Form 8-K includes certain unaudited condensed consolidated pro forma financial information of the Company, as of September 30, 2010, for the nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009, 2008, and 2007, giving effect to the completion of the Transaction.
The PET business, assets, and technology to be sold are substantially all of the Performance Polymers segment. Performance Polymers segment operating results will be presented as discontinued operations in the Company’s future filings with the SEC. Corporate costs which were allocated to the Performance Polymers segment will be reallocated to other segments in the Company’s financial statements.
The unaudited condensed consolidated pro forma financial information filed with this Form 8-K is being presented solely in connection with the Company’s previously disclosed contemplated offering of debt securities, in an amount, and on terms, reasonably satisfactory to the Company (the “Offering”). Completion of the Offering is a condition to the completion of the Company’s obligations under its previously disclosed cash tender offer for up to $500,000,000 of its outstanding debt securities (the “Tender Offer”). This Form 8-K is being presented for informational purposes only, and is not an offer to purchase or sell, or the solicitation of an offer to sell or purchase, with respect to any securities, including in the Tender Offer or in any contemplated Offering of to-be-issued new debt securities. Furthermore, the Tender Offer is being made solely pursuant to the offer to purchase and related letter of transmittal, which set forth the complete terms of the Tender Offer.
This Current Report on Form 8-K includes forward-looking statements concerning, among other things, the Transaction, including the timing of completion thereof and the Company’s financial condition and results of operations after giving effect thereto, and the Tender Offer and the contemplated Offering, and the timing and terms thereof. All such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are detailed in the Company’s filings with the Securities and Exchange Commission from time to time, including the Form 10-Q filed for the third quarter of 2010.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(b) Pro Forma Financial Information.
The Company’s Unaudited Pro Forma Condensed Consolidated Statement of Financial Position as of September 30, 2010 and unaudited Pro Forma Condensed Consolidated Statements of Earnings for the nine months ended September 30, 2010 and 2009, and the years ended December 31, 2009, 2008, and 2007, in each case giving effect to the Transaction, are filed as Exhibit 99.1 to this Form 8-K and are incorporated by reference herein.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company

By:	/s/ Scott V. King

Scott V. King

Vice President, Controller, and Chief Accounting Officer

Date:	December 1, 2010

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